Exhibit 99.1

SkyAI Enters into Tender Support and Settlement Agreement with Bastion Trading Limited; Extends Cash Tender Offer to All Pre-Funded Warrants and Includes All Stapled Warrants

Bastion, a Major Stockholder of SkyAI, Agrees to Tender All of Its Shares and Warrants and Enters Into Support Agreement

Increases Number of Pre-Funded Warrants Purchased to 100% of Each Class Outstanding

Adds Outstanding Stapled Warrants as New Classes

NEW YORK – October 27, 2026 – SkyAI, Inc. (Nasdaq: SKYA) (“SkyAI” or the “Company”) today announced that it has entered into a tender support and settlement agreement (the “Agreement”) with Bastion Trading Limited and certain of its affiliates (together, “Bastion”). Under the Agreement, Bastion has agreed to tender all of its shares of common stock, pre-funded warrants and stapled warrants into the Company’s amended cash tender offer (the “Offer”) and has agreed to a three-year standstill.

The Company also announced that it will amend the Offer to increase the number of pre-funded warrants it will purchase to 100% of each class outstanding and to add each class of the Company’s outstanding stapled warrants. The amended Offer will be available to all holders of the applicable securities on the same terms, providing an equal opportunity to receive cash for their securities.

“We are pleased to have reached a constructive agreement with Bastion that provides a clear path forward for all parties,” said Paul Danner, Executive Chairman of SkyAI. “By expanding the Offer, we are ensuring that all holders of our pre-funded warrants and stapled warrants have the same opportunity to receive cash for their securities on equal terms, while facilitating a timely and orderly process.”

Bastion will issue a separate press release today announcing its Agreement with the Company.

Amendments to the Offer

The Company will amend the Offer as follows:

●	The Company will add, as two new classes, up to 100% of its outstanding cash stapled warrants and cryptocurrency stapled warrants each with an exercise price of $9.75 per share, at a purchase price of $0.17 per cash stapled warrant or cryptocurrency stapled warrant in cash.`

●	The Company will purchase up to 100% of its outstanding cash pre-funded warrants and cryptocurrency pre-funded warrants, up from 95% of each class. The purchase price stays at $3.00 per cash or cryptocurrency pre-funded warrant, less the $0.0001 exercise price.

●	The Company will extend the expiration of the Offer to one minute after 11:59 p.m., New York City time, on November 12, 2026, unless further extended or earlier terminated.

The price and the percentage sought for common stock and strategic warrants do not change. The Company will purchase up to 95% of each of those classes at $3.00 per share, or $3.00 per strategic warrant less the $0.0001 exercise price, in cash. The common stock, strategic warrants, cash pre-funded warrants and cryptocurrency pre-funded warrants all remain subject to a 50% minimum subscription within their own class for the tender of such class to be accepted. These tenders are not conditional on one another, meaning each minimum tender is independent of the other classes.

If all securities sought are tendered, the Company will pay approximately $214.3 million in the amended Offer. The Company will pay for the securities purchased, and the related fees and expenses, from cash on hand. The Offer is not subject to a financing condition.

In the weeks leading up to the commencement of the Offer, the Company sold approximately 2 million SOL at an average price net of fees of $107.20 per SOL. The Company currently holds approximately $223 million in cash and has completed the sale of all of its SOL in the prior weeks. The Company no longer holds any SOL and after the Offer is closed the Company will not be repurchasing SOL.

The Company will file an amendment to its tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) that describes the amended terms in full.

The Agreement

Under the Agreement, Bastion has agreed to tender all of its shares of common stock, pre-funded warrants and stapled warrants into the Offer and not to withdraw them. Bastion will receive the same price and will be subject to the same potential proration as every other holder of the same class.

Pursuant to the Agreement, for a period of three years after signing, Bastion has agreed not to acquire any of the Company’s securities, nominate directors, submit shareholder proposals, solicit proxies, seek representation on the Board of Directors of the Company (the “Board”) or otherwise seek to influence the management or policies of the Company, among other customary standstill restrictions. The Agreement also includes customary mutual non-disparagement covenants and mutual releases, and Bastion has agreed not to bring any proceeding relating to the Offer.

The Agreement terminates if the Company does not complete the Offer.

No Recommendation Regarding Participation in the Offer

The Board has approved the Offer and the amendments. However, neither SkyAI, its Board, the Company’s directors or officers, nor the information agent or depositary agent makes any recommendation to any shareholder or warrant holder as to whether the shareholder or warrant holder should tender or refrain from tendering shares or warrants in the Offer or as to the number of shares or warrants a shareholder or warrant holder should tender.

Each shareholder and warrant holder must make his, her or its own decision regarding whether to participate in the Offer and, if so, how many shares or warrants to tender. Shareholders and warrant holders are urged to carefully review the Offer Materials (as defined below) and to consult their own financial, tax and legal advisors in making that decision.

Additional Information Regarding the Offer

This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and offer to buy shares, cash pre-funded warrants, cryptocurrency pre-funded warrants, strategic warrants, cash stapled warrants and cryptocurrency stapled warrants are being made solely pursuant to the Offer to Purchase, the related Letters of Transmittal and the other tender offer materials, as amended (the “Offer Materials”), that the Company has filed and will file as part of a tender offer statement on Schedule TO with the SEC and will file an amendment. Investors may obtain a free copy of these materials and all other documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.skyai.co. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING THE OFFER MATERIALS OF THE COMPANY AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS AND CRYPTOCURRENCY STAPLED WARRANTS INTO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER MATERIALS CAN ALSO BE FOUND ON THE COMPANY’S WEBSITE AT https://www.skyai.co/investors/tender-offer-materials.

Questions and requests for assistance, or for additional copies of the Offer Materials, may be directed to MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500, or by email at tenderoffer@mackenziepartners.com.

About SkyAI

SkyAI, Inc. (Nasdaq: SKYA) is an artificial intelligence company building an agentic finance platform for the Global South. The Company uses AI to deliver financial access, education and actionable intelligence globally. For additional information, please visit www.skyai.co.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this release other than statements of historical fact are forward-looking statements, including statements regarding the Agreement, the Offer and its amendment, including their timing, terms, funding and completion, and the Company’s strategy. Forward-looking statements are based on current expectations, assumptions, and beliefs, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Risks and uncertainties that could cause results to differ from expectations include: (i) uncertainties as to the timing of the amendment, expiration and completion of the Offer; (ii) the risk that the Offer may not be completed in a timely manner or at all, in which case the Agreement will terminate; (iii) uncertainties as to the number of shares and warrants of each class that will be validly tendered and not validly withdrawn in the Offer; (iv) the possibility that any or all of the various conditions to the consummation of the Offer, including the minimum tender condition for each class, may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Offer or the Agreement; (vi) the effect of the announcement or pendency of the Offer on the Company’s business and the trading market for its common stock; (vii) the risk that shareholder or warrant holder litigation in connection with the Offer may result in significant costs of defense, indemnification and liability; (viii) the Company’s ability to achieve the anticipated benefits of the Offer and the Agreement; and (ix) risks and uncertainties pertaining to the Company’s business, and the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other filings with the SEC, as well as the Offer Materials, including any amendments or supplements thereto.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise these statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Media Contact

Edelman Smithfield

SkyAI@edelmansmithfield.com

Information Agent and Depositary Agent

MacKenzie Partners, Inc.

(800) 322-2885 or (212) 929-5500

tenderoffer@mackenziepartners.com

Exhibit B

Stockholder Press Release

Bastion Trading Limited Reaches Agreement with SkyAI for Amendments to Tender Offer and Announces That It Will Tender All of Its SkyAI Securities

Bastion Trading to Tender All of Its Shares, Pre-Funded Warrants and Stapled Warrants into SkyAI’s Amended Cash Tender Offer

Bastion Trading Supports SkyAI’s Extension of the Offer to All Pre-Funded Warrants and Stapled Warrants

NEW YORK – October 27, 2026 – Bastion Trading Limited and certain of its affiliates (together, “Bastion Trading”), a holder of 4,649,745 Shares of Common Stock, 4,234,615 Cash Pre-Funded Warrants and 5,384,615 Cash Stapled Warrants of SkyAI, Inc. (Nasdaq: SKYA) (“SkyAI” or the “Company”), today announced that it has entered into a tender support and settlement agreement (the “Agreement”) with the Company.

Under the Agreement, SkyAI has agreed to amend its cash tender offer (the “Offer”) to provide for among other items the tender of 100% of the outstanding pre-funded warrants and to extend the Offer to include the stapled warrants. In connection with these amendments, Bastion Trading has agreed to tender all of its shares of common stock, pre-funded warrants and stapled warrants.

Ningxiang Zhang, Chief Executive Officer of Bastion Trading, said: “We appreciate the constructive engagement with SkyAI’s Board and management. We are pleased that the Company has agreed to meaningful amendments to the Offer, which we believe represents a fair and balanced outcome. This agreement gives Bastion Trading a clear and orderly exit, and we support the Company’s decision to extend the Offer to all pre-funded warrants and the stapled warrants at a combined 1x mNAV.”

“The Company is pleased to reach an agreement with Bastion Trading which is extended to all shareholders and warrantholders equally,” Paul Danner, Executive Chairman of SkyAI, said “By expanding the Offer, we are providing all holders of our pre-funded warrants and stapled warrants with equal terms for liquidity in a timely fashion.”

About Bastion Trading

Bastion Trading is a proprietary trading firm founded by experienced investment professionals. The firm invests its own capital across global financial markets, leveraging deep market expertise, quantitative strategies and proprietary technology to identify opportunities and manage risk.

Contacts

Olshan Frome Wolosky LLP

Andrew Freedman / Rebecca Van Derlaske

AFreedman@olshanlaw.com/ RVanDerlaske@olshanlaw.com

Quinn Emanuel Urquhart & Sullivan, LLP

Jianjian Ye

jianjianye@quinnemanuel.com